CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated March 29, 1996, on our audit of the financial statements of FX Energy, Inc. (formerly known as Frontier Oil Exploration Company).


/s/
COOPERS & LYBRAND L.L.P.


Salt Lake City, Utah
December 9, 1996